Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)               Registration Statement (Form S-2 No. 333-03641) of Universal American Financial Corp. Incentive Stock Option Plan, Agents Stock Purchase Plan, Deferred Compensation Plan for Agents and Others,

2)               Registration Statement (Form S-3 No. 333-120190) pertaining to the registration of Debt Securities, Preferred Stock, Common Stock, Depository Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Common Stock for Universal Financial Corp., and

3)               Registration Statement (Form S-8 No. 11-258016) pertaining to the Universal American Financial Corp. 401 (k) Plan;

of our report dated March 14, 2006, with respect to the consolidated financial statements and financial statement schedules of Universal American Financial Corp. and our report dated March 14, 2006, with respect to Universal American Financial Corp. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Universal American Financial Corp. included in this Annual Report (Form 10-K) of Universal American Financial Corp.

/s/ ERNST & YOUNG LLP

New York, New York
March 14, 2006